As filed with the Securities and Exchange Commission on August 15, 2023.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MEDIWOUND LTD.
(Exact Name of Registrant as Specified in its charter)

Israel (State or other jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)

42 Hayarkon Street
Yavne, 8122745 Israel
(Address of Principal Executive Offices) (Zip Code)

MediWound Ltd. 2014 Equity Incentive Plan
(Full title of the plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(Name and address of agent for service)

+1 (302) 738-6680
(Telephone number, including area code, of agent for service)

Copy to: Joshua G. Kiernan Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF United Kingdom +44 20 7710 1000	David S. Glatt, Adv. Jonathan M. Nathan, Adv. Meitar Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972 (3) 610-3100 Fax: +972 (3) 610-3111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,000,000 ordinary shares, par value 0.07 New Israeli Shekels per share, of MediWound Ltd. (“MediWound” or the “Registrant”) that may be issued under the MediWound Ltd. 2014 Equity Incentive Plan (the “2014 Plan”). Registration Statements on Form S-8 of the Registrant relating to the 2014 Plan are currently effective.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registration Statements on Form S-8 (File Nos. 333-195517, 333-210375, 333-223767, 333-230487, 333-236635, 333-255784, and 333-266697), each of which relates to the 2014 Plan.

Item 8. Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description
4.1.1(1)	Amended and Restated Articles of Association of the Registrant
4.1.2 (2)	Amendment to Amended and Restated Articles of Association of the Registrant
4.2(3)	Memorandum of Association of the Registrant
5.1	Opinion of Meitar Law Offices, Israeli counsel to the Registrant
23.1	Consent of Somekh Chaikin, a member firm of KPMG International
23.2	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst and Young Global
23.3	Consent of Meitar Law Offices (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1(4)	2014 Equity Incentive Plan
107	Filing Fee Table

(1)	Incorporated by reference to Exhibit 1.1 to the Registrant’s annual report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 16, 2023 .

(2)
Incorporated by reference to Proposal 4 in the Registrant’s proxy statement for its 2023 annual general meeting of shareholders held on May 31, 2023, attached as Exhibit 99.1 to the Registrant’s report of foreign private issuer on Form 6-K, furnished to the SEC on April 20, 2023.

(3)	Incorporated by reference to Exhibit 3.3 to the Registrant’s registration statement on Form F-1 (File No. 333-193856), filed with the SEC on March 3, 2014.

(4)	Incorporated by reference to Exhibit 4.9 to the Registrant’s annual report on Form 20-F for the year ended December 31, 2019, filed with the SEC on February 25, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yavne, Israel, on August 15, 2023.

MEDIWOUND LTD. By: /s/ Hani Luxenburg Name: Hani Luxenburg Title: Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints Ofer Gonen, Hani Luxenburg, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/Ofer Gonen	Chief Executive Officer	August 15, 2023
Ofer Gonen	(Principal Executive Officer)

/s/Hani Luxenburg	Chief Financial Officer	August 15, 2023
Hani Luxenburg	(Principal Financial and Accounting Officer)

/s/Nachum Shamir	Chairman of the Board of Directors	August 15, 2023
Nachum (Homi) Shamir

/s/Vickie R Driver	Director	August 15, 2023
Vickie R. Driver

/s/David Fox	Director	August 15, 2023
David Fox

/s/Assaf Segal	Director	August 15, 2023
Assaf Segal

/s/Stephen T. Wills	Director	August 15, 2023
Stephen T. Wills

Puglisi & Associates	Authorized Representative in the United States	August 15, 2023

By: /s/Donald J. Puglisi
Name: Donald J. Puglisi Title: Managing Director